UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2012

HIGHER ONE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34779	26-3025501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 Munson Street
New Haven, CT 06511
(Address of principal executive offices and zip code)

(203) 776-7776
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement; Item 2.01. Completion of Acquisition or Disposition of Assets

On August 7, 2012, Higher One, Inc. entered into an Asset Purchase Agreement with Campus Labs, LLC (“Campus Labs”), and Eric Reich and Michael Weisman, as the members of Campus Labs, to purchase substantially all of the assets of Campus Labs for consideration consisting of (i) $38.4 million in cash; (ii) warrants to purchase 150,000 shares common stock of Higher One Holdings, Inc. (“Higher One”); and (iii) a potential earn out payment calculated by multiplying the amount of 2013 revenues for the acquired business in excess of $12.5 million, if any, by 3.5.

Higher One, Inc. completed the acquisition on August 7, 2012, and used cash on hand and borrowing available under its senior secured revolving credit facility to pay the cash portion of the purchase price and related transaction costs.

Campus Labs offers specialized, comprehensive assessment programs that combine data collection, reporting, organization, and campus-wide integration for higher education institutions.

Item 2.02. Results of Operations and Financial Condition

    On August 7, 2012, Higher One issued a press release announcing financial results for the second quarter ended June 30, 2012. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure

    On August 7, 2012 at 5:00 pm ET, Higher One will host a conference call to discuss second quarter results. Interested parties, including analysts, investors and the media, may listen live via the internet by logging onto the Investor Relations section of Higher One’s website at http://www.higherone.com.

    As part of the conference call, Mark Volchek, Chief Executive Officer, and Miles Lasater, President and Chief Operations Officer, will present items not previously disclosed in reports filed by Higher One with the Securities and Exchange Commission (the “SEC”). A copy of the PowerPoint slides that will accompany Higher One’s presentation is attached hereto as Exhibit 99.2.

    The information in this Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

On August 1, 2012, Higher One's board of directors authorized a share repurchase program pursuant to which Higher One may repurchase up to $100 million of its issued and outstanding shares of common stock through August 15, 2013. Repurchases under the program may be effected through open market purchases, trading plans established in accordance with Securities and Exchange Commission rules, derivative transactions or other means. The timing and amount of repurchases under the authorization will depend on market conditions and Higher One's other funding requirements.

Use of Non-GAAP Financial Measures

    The press release, PowerPoint slides and presentation described above include certain metrics presented on a non-GAAP basis, including non-GAAP adjusted EBITDA, non-GAAP adjusted net income, and non-GAAP adjusted net income per share. Higher One believes that these non-GAAP measures, which exclude amortization of intangibles, stock based compensation, and certain one-time or non-cash impacts to Higher One’s results, all net of taxes, provide useful information regarding normalized trends relating to the company’s financial condition and results of operations. Reconciliations of these non-GAAP measures to their closest comparable GAAP measures are included in the press release, PowerPoint slides and presentation.

    This Form 8-K includes forward-looking statements, as defined by the SEC. Management’s projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from those predicted or implied. These statements speak only as of the date they are made, and the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this Form 8-K or to reflect the occurrence of any unanticipated events. The forward-looking statements in this Form 8-K do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. Information about the factors that could affect future performance can be found in our recent SEC filings.

Item 9.01. Financial Statements and Exhibits

    The financial statements and pro forma financial information required to be filed with respect to the Acquisition disclosed in Item 2.01 above pursuant to the instructions to that Item and this Item will be filed within 71 calendar days of August 13, 2012.

(d) Exhibits.

Exhibits	Description

99.1	Press Release of Higher One Holdings, Inc., dated August 7, 2012

99.2	PowerPoint slides, Higher One Holdings, Inc. Q2’ 12 Earnings Results, dated August 7, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2012

HIGHER ONE HOLDINGS, INC.

By: /s/ Mark Volchek
____________________________
Mark Volchek
Chief Executive Officer

Exhibit Index

Exhibits	Description

99.1	Press Release of Higher One Holdings, Inc., dated August 7, 2012

99.2	PowerPoint slides, Higher One Holdings, Inc. Q1 ’12 Earnings Results, dated August 7, 2012